UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549
___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 13, 2010

TEREX CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 13, 2010, Terex Corporation (the “Company”) held its Annual Meeting of Stockholders, at which the stockholders voted upon (i) the election of Ronald M. DeFeo, G. Chris Andersen, Paula H. J. Cholmondeley, Donald DeFosset, William H. Fike, Thomas J. Hansen, David A. Sachs, Oren G. Shaffer and David C. Wang to the Company’s Board of Directors until the Company’s next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified, and (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010.

The stockholders elected all nine directors and approved the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010.

The number of votes cast for or against and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below.

	For	Withheld	Abstain	Broker Non-Votes

Proposal 1: Election of Directors:
Ronald M. DeFeo	71,233,783	3,452,935	0	17,043,432
G. Chris Andersen	73,603,834	1,082,884	0	17,043,432
Paula H. J. Cholmondeley	66,286,882	8,399,836	0	17,043,432
Donald DeFosset	73,682,095	1,004,623	0	17,043,432
William H. Fike	73,247,365	1,439,353	0	17,043,432
Thomas J. Hansen	74,241,472	445,246	0	17,043,432
David A. Sachs	67,881,450	6,805,268	0	17,043,432
Oren G. Shaffer	73,872,068	814,650	0	17,043,432
David C. Wang	73,869,870	816,848	0	17,043,432

	For	Against	Abstain	Broker Non-Votes

Proposal 2: To ratify the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for 2010	90,743,112	855,172	131,866	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 17, 2010

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen Senior Vice President, Secretary and General Counsel